Exhibit 4

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF

CAPSTONE TURBINE CORPORATION

Capstone Turbine Corporation (the “Corporation”) does hereby certify as follows:

ONE:                                                                  The date on which the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Corporation (the “Certificate of Designation”) was filed with the Secretary of State of the State of Delaware was July 8, 2005.  The Certificate of Designation was amended on September 16, 2008.

TWO:                                                               The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 151 of the General Corporation Law of the State of Delaware and pursuant to the authority vested in the Board of Directors by the Second Amended and Restated Certificate of Incorporation of the Corporation adopted resolutions amending the Certificate of Designation as follows:

Section 1 of the Certificate of Designation shall be amended and restated to read in its entirety as follows:

1.                                      Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 5,150,000.

THREE:                                                 All other provisions of the Certificate of Designation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 30th day of August, 2012.

CAPSTONE TURBINE CORPORATION

By:	/s/ DARREN R. JAMISON
Darren R. Jamison
Chief Executive Officer